EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Barnes Group Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GREGORY F. MILZCIK	/s/ WILLIAM C. DENNINGER
Gregory F. Milzcik President and Chief Executive Officer May 2, 2008	William C. Denninger Chief Financial Officer May 2, 2008

A signed original of this written statement required by Section 906 or other document authenticating, acknowledging, or otherwise adopting the signature that appears in the typed form within the electronic version of this written statement required by Section 906, has been provided to Barnes Group Inc. and will be retained by Barnes Group Inc. and furnished to the Securities and Exchange Commission or its staff upon request.